                                                                    Exhibit 10.2

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made to be effective as of December 31, 2003 ("EFFECTIVE DATE") by and among MEDAIRE, INC., a Nevada corporation ("BUYER"), MEDCREW, LLC, an Arizona limited liability company ("SELLER"), MEDSPACE, INC., an Arizona corporation ("COMPANY"), and John Ashton, Marc Ashton, Michael Tiffany and Thomas Worthington, ("MEMBERS"). Buyer, Seller and Company are hereinafter referred to as "PARTIES" collectively and "PARTY" individually.

                                    RECITALS:

     A. WHEREAS, the Company is authorized to issue 60,000 shares of capital stock, of which 16,667 are issued and outstanding as of the date hereof; and

     B. WHEREAS, Seller is the owner of Eight Thousand One Hundred Sixty-Seven (8,167) shares of common stock, One Dollar ($1.00) par value (the "SHARES"), issued by the Company constituting forty-nine percent (49%) of the shares of the Company issued and outstanding as of the date hereof;

     C. WHEREAS, Seller ceased management of Company by mutual agreement with Buyer on or about December 10, 2003 (the "Management Termination Date"); and

     D. WHEREAS, Seller desires to sell, and Buyer desires to purchase the Shares expressly subject to the terms set forth herein.

     NOW, THEREFORE, in consideration of the respective covenants, agreements, representation and warranties set forth herein, the Parties agree as follows:

                                   AGREEMENTS:

ARTICLE 1. PURCHASE AND SALE

     1.1 Agreement for Purchase and Sale. Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to acquire, purchase, and accept the Shares from Seller.

     1.2 Purchase Price. The total purchase price for the Shares and the buyout of the Professional Services Agreement between Company and Seller shall be One Million Dollars ($1,000,000.00) (the "PURCHASE PRICE").

     1.3 Payment of Purchase Price. The total purchase price for the Shares shall be delivered and paid by Buyer to Seller at Closing by wire transfer to Pacific Coast Bankers' Bank, ABA #121042484; Credit: Desert Hills Bank, Account #122105812; For further credit to: MedCrew, LLC, Account #0180000291.

     1.4 Transfer of Shares. At Closing, Seller shall transfer to Buyer title to the Shares by delivery to Buyer of the certificate(s) representing the Shares (the "CERTIFICATE") together with duly executed stock power evidencing the transfer of the Shares.

Arbitrator's version

ARTICLE 2. REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1 Seller's Representations and Warranties. As of the Management Termination Date, Seller represents and warrants to Buyer as set forth below. Any representation and warranty that is subject to the knowledge of Seller shall mean only the actual knowledge of Seller's Members without further investigation or inquiry.

          2.1.1 All representations and warranties of Seller set forth in this Agreement and in any written statements delivered by Seller under this Agreement (if any) will be true and correct as of the Management Termination Date as if made on that date.

          2.1.2 Seller is the owner of the Shares, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, security agreements, options, claims, charges and restrictions.

          2.1.3 Seller is duly authorized to enter into this Agreement and complete the transaction contemplated herein.

          2.1.4 To the Seller's knowledge, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;

          2.1.5 To the Seller's knowledge, all corporate actions taken by the Company have been duly authorized or ratified, and all accounts, books, ledgers and official and other records of the Company fairly and accurately reflect all of the Company's transactions, properties, assets and liabilities.

          2.1.6 To the Seller's knowledge, Buyer's designees are the only authorized signatories with respect to the Company's various bank and trust accounts, credit lines, safe deposit boxes or vaults and, to the extent this is not the case, Seller will cooperate in good faith to transfer any and all such accounts to Buyer's designees. Seller acknowledges that as of December 10, 2003, it has no right to conduct transactions regarding such accounts.

          2.1.7 To the Seller's knowledge, Seller has delivered to Buyer possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Seller or its Members pertaining to the Company (collectively, the "RECORDS"); provided, however, that the Seller may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that the Seller believes it will be likely to need to protect is interests in compliance with applicable law and potential disputes with Buyer and/or Company.

          2.1.8 To the Seller's knowledge, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other business entity.

          2.1.9 To the Seller's knowledge, the execution and delivery of this Agreement and all collateral agreements, if any, and the performance hereunder will not violate any legal requirements applicable to the Company or any judgment, award or decree or any indenture, agreement or other instrument to which the Seller is a Party.

          2.1.10 Employee Benefit Matters. To the Seller's knowledge, Company has not granted any increase in the compensation or benefits payable or to become payable to directors, officers, employees or leased employees (including, without limitation, any such increase pursuant to any bonus, profit sharing or other plan or commitment), other than merit increases to non-officer employees or leased employees in the ordinary course of business and consistent with past practice.

          2.1.11 Financial Statements; Liabilities; Accounts Receivable; Inventories.

               2.1.11.1 To the Seller's knowledge, the Buyer possesses true and complete copies of Financial Statements and/or work papers with respect to the Company and its business as of and for the years ended December 31, 1999, 2000, 2001, 2002, and as of and through November 30, 2003 (collectively the "FINANCIAL STATEMENTS"). Buyer acknowledges receipt of the Financial Statements.

               2.1.11.2 To the Seller's knowledge, all of such Financial Statements present fairly and accurately the financial condition and results of operations of the Company and were prepared in accordance with generally accepted accounting principles.

               2.1.11.3 To the Seller' knowledge, the liabilities reflected on the Company's September 30, 2003 balance sheet included with the Financial Statements and all the Company's accounts receivable arising since September 30, 2003 arose from bona fide transactions in the ordinary course of business.

               2.1.11.4 Seller and Buyer acknowledge that the Financial Statements were amended in November 2003 to reflect changes in deferrals in connection with the Delta Airlines contract.

          2.1.12 Absence of Material Changes.

               2.1.12.1 To the Seller's knowledge, there has been no event, circumstance or change that Seller believes will have a material adverse effect on the business, operations and financial condition of the Company.

               2.1.12.2 To the Seller's knowledge, Seller has not incurred, assumed, guaranteed or otherwise made the Company liable or obligated with respect to any indebtedness or loan or advance to any person or engaged in any activities or transactions, except in the ordinary course of business.

          2.1.13 To the Seller's knowledge, Company has not maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles.

          2.1.14 Except for transactions between Company and Buyer, to the Seller's knowledge the Company is not a Party to or bound by any contract or contracts - the terms of which were arrived at by or otherwise reflect less than arm's length negotiations or bargaining.

          2.1.15 Litigation. To the Seller's knowledge, other than the disputes with Seller and Marc Ashton, there are no claims, actions, suits, investigations or proceedings against the Company initiated or, to the knowledge of the Company, threatened in any court or before or by any governmental authority or before any arbitrator that Seller, except as relates to ongoing inquiry and communications with the DEA and related entities as it relates to distributing controlled substances and use of 222 forms (for Schedule 2 controlled substances) in the ordinary course of business, that Seller believes will have an adverse material effect (whether covered by insurance or not) on the business, operations or financial condition of the Company.

          2.1.16 Real Property.

               2.1.16.1 To the Seller's knowledge, all leases, licenses or similar agreements relating to the Company's use or occupancy of real estate owned by a third party ("LEASES") have been furnished to Buyer.

               2.1.16.2 To the Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases.

          2.1.17 Suppliers.

               2.1.17.1 To the Seller's knowledge, Seller has provided Buyer with the names and addresses of all suppliers. To the extent Seller has not, Seller agrees to provide Buyer with the name and address of any past supplier known to Seller upon written request.

               2.1.17.2 To the Seller's knowledge, the Company maintains good relations with its suppliers, and no current supplier has canceled, terminated, or threatened to terminate its relationship with the Company.

          2.1.18 Intangible Rights. To the Seller's knowledge, the Company has the right to use and shall as of the Effective Date have the right to use (without infringing on the intellectual property rights of others) any and all information, know-how and intellectual property that has been customarily used by the Company.

     2.2 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as set forth below. Any representation and warranty that is subject to the knowledge of Buyer shall mean only the actual knowledge of Buyer's principals without further investigation or inquiry.

          2.2.1 Buyer is a corporation duly organized under the laws of the State of Nevada, validly authorized and in good standing under the laws of the State of Arizona.

          2.2.2 Buyer is duly authorized to enter into this Agreement and complete the transactions contemplated herein.

          2.2.3 All representations and warranties of Buyer set forth in this Agreement and in any written statements delivered by Buyer under this Agreement (if any) will be true and correct as of the Effective Date as if made on that date

          2.2.4 To the Buyer's knowledge, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;

          2.2.5 To the Buyer's knowledge, all corporate actions taken by the Company have been duly authorized or ratified, and all accounts, books, ledgers and official and other records of the Company fairly and accurately reflect all of the Company's transactions, properties, assets and liabilities.

          2.2.6 To the Buyer's knowledge, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other business entity.

          2.2.7 To the Buyer's knowledge, the execution and delivery of this Agreement and all collateral agreements, if any, and the performance hereunder will not violate any legal requirements applicable to the Company or any judgment, award or decree or any indenture, agreement or other instrument to which the Buyer is a Party.

          2.2.8 To the Buyer's knowledge, all Financial Statements present fairly and accurately the financial condition and results of operations of the Company and were prepared in accordance with generally accepted accounting principles

          2.2.9 To the Buyer's knowledge, the liabilities reflected on the Company's September 30, 2003 balance sheet included with the Financial Statements and all the Company's accounts receivable arising since September 30, 2003 arose from bona fide transactions in the ordinary course of business.

          2.2.10 To the Buyer's knowledge, Company has not maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles.

ARTICLE 3. OTHER COVENANTS

     3.1 Seller Resignations. To the extent any Member of Seller is an officer and/or director of the Company, such person shall submit (or be deemed to have submitted) his resignation effective on the Effective Date.

     3.2 Non-Competition Agreement, Non-Solicitation and Confidentiality.

          3.2.1 Seller and Members agree to be bound by the non-compete provisions entered into by Marc Ashton in the respect that Seller and Members shall not, directly or indirectly, employ, utilize or direct the activities or actions of Marc Ashton in a manner that would violate the confidentiality, non-solicitation and non-competition provisions in the Separation Agreement and General Release between Marc Ashton and the Company, dated December 31, 2003 (the "MARC ASHTON NON-COMPETITION AGREEMENT"). Seller and Members acknowledge receipt and understanding of the terms of the confidentiality, non-solicitation and non-competition provisions of the Marc Ashton Non-Competition Agreement.

          3.2.2 Parties agree and acknowledge that Seller and/or its Members and affiliates may compete with Buyer and Company based upon their own knowledge, skill, and experience, subject to the other terms of this Agreement.

          3.2.3 No Party or Member shall, directly or indirectly, for a period of two (2) years from the Effective Date for itself or for any other person, firm, corporation, partnership, association or other entity, solicit any employee of any other Party with an offer of employment or otherwise induce any employee to terminate employment with the other Party. Officers of MedAire are bound to this clause only.

          3.2.4 Confidentiality. The Parties agree that the terms of this Agreement shall remain confidential except as mutually agreed in writing by the Parties or as required by law.

     3.3 Intellectual Property. The Parties agree that the Company has the exclusive right to all intellectual property (including written manuals, policies, and procedures) prepared or created in relation to Seller's involvement in the Company and/or Seller's obligations under the Professional Services Agreement. Seller agrees to return to Buyer any documents related to this paragraph and not retain a copy of same.

     3.4 No Disparagement. For a period of two (2) years from the Effective Date, no Party shall at any time, directly or indirectly, make any statements, verbal or written, that disparage the reputation or goodwill of the other Parties, their management, employees, subsidiaries or affiliates.

     3.5 Claims. The Parties agree that this Agreement constitutes a full and complete general mutual release of any and all claims of each to the other relating to (i) the directors, officers, members and employees of Seller, the Company and Buyer; (ii) the termination of the Professional Services Agreement by and between Company and Seller, dated as of June 24, 2000 ("PROFESSIONAL SERVICES AGREEMENT"); and (iii) the Purchase Price of the Shares.

     3.6 Professional Services Agreement. The Professional Services Agreement was terminated as of December 10, 2003.

     3.7 Marc Ashton Termination. Marc D. Ashton resigned as President and CEO of the Company effective as of December 16, 2003.

     3.8 Taxes. On and after December 10, 2003, the Company shall pay when due and all taxes (including real property, personal property and income) that are the obligation of the Company to pay.

ARTICLE 4. CLOSING

     4.1 Schedule for Closing.

          4.1.1 Delivery of Documents. The Parties shall have fully executed, and have acknowledged where required, all of the Closing documents as required hereunder, and shall deliver all of the same to the offices of their respective outside counsel on or before January 20,

2004--or such subsequent date as is agreed upon by the Parties. Thereafter, counsel shall promptly exchange with each other any and all such documents.

          4.1.2 Delivery of Funds. Buyer shall wire all of the funds due by Buyer to Seller in the manner set forth in Section 1.3 above, on or before January 20, 2004, or such later date as may be agreed upon by the Parties ("CLOSING").

     4.2 Delivery at Closing by Seller. At Closing, Seller shall deliver or cause to be delivered to Buyer, properly executed, and where required, acknowledged:

          4.2.1 The appropriate instrument of assignment and transfer of the Shares and any other documents of transfer and title reasonably requested by Buyer; and

          4.2.2 Any other documents reasonably required to make the Seller's representations and warranties accurate.

     4.3 Delivery at Closing by Buyer. At Closing, Buyer shall deliver to Seller, properly executed and, where required, acknowledged:

          4.3.1 A wire transfer in the amount of One Million Dollars ($1,000,000.00); and

          4.3.2 Certified resolutions authorizing Buyer's entry into this Agreement and the transaction contemplated hereby.

          4.3.3 Any other documents reasonably required to make the Buyer's representations and warranties accurate.

ARTICLE 5. EVENTS OF DEFAULT

     5.1 Events of Seller Default. It shall be an Event of Default hereunder for Seller to:

          5.1.1 Fail to deliver at Closing the items set forth in Section 4.2 above; or

          5.1.2 Fail to fulfill or otherwise perform any other covenant set forth in this Agreement.

     5.2 Events of Buyer Default. It shall be an Event of Default hereunder for Buyer to:

          5.2.1 Fail to deliver at Closing all of the items set forth in Section
4.3 above; or

          5.2.2 Fail to fulfill or otherwise perform any other covenant set forth in this Agreement.

     5.3 Notice. Events giving rise to an Event of Default shall not be deemed an Event of Default until after the expiration of five (5) days following written notice given by the non-defaulting Party to the defaulting Party.

ARTICLE 6. COSTS

     6.1 Brokerage Fees or Commissions. Each Party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Seller and Buyer each agree to indemnify and hold harmless one another for, from and against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying Party. The obligation to indemnify set forth in this Section 6.1 shall survive Closing.

     6.2 Costs and Expenses. Each of the Parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and Closing of this Agreement and the transactions contemplated thereby.

ARTICLE 7. REMEDIES

     7.1 Remedies. The Parties and Members agree and acknowledge that any dispute arising under this Agreement shall be resolved by binding arbitration ("ARBITRATION") before Mr. Lawrence Fleischman or (in the event of the legal incapacity or demise of Mr. Lawrence Fleischman) any substitute arbitrator mutually acceptable to Buyer and Seller or selected through AAA arbitration procedures (collectively, the "ARBITRATOR"). The Parties and Members may seek provisional remedies (e.g., a temporary restraining order or preliminary injunction) in a court of competent jurisdiction, if the Arbitrator is not available to rule on such provisional remedy within 48 hours, but the appropriateness of any final judgment and/or permanent injunction shall only be adjudicated by the Arbitrator.

     7.2 Standard. The Parties expressly acknowledge that each of them is materially relying upon the representations and covenants made by the other herein. As a result of this material reliance, the Parties expressly agree and acknowledge that either Party may pursue a claim against the other for a period of two (2) years from the Effective Date for intentional or knowing misrepresentations and, if such intentional or knowing misrepresentations are established, the assigned Arbitrator shall order that either or both corporate veils be pierced and hold the Members personally liable to the fullest extent required to make the aggrieved Party or Parties whole. By signing this agreement, the Members acknowledge and agree to this standard and its application by the Arbitrator.

ARTICLE 8. PARTIES IN INTEREST

     8.1 Benefit and Binding. This Agreement shall be binding on, and shall inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

     8.2 Third-Party Beneficiary Law. Arizona law regarding third-party beneficiaries shall govern interpretation and enforcement of this Agreement.

ARTICLE 9. INDEMNIFICATION


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

     9.1 Seller shall indemnify and hold Buyer harmless for, from and against any and all claims, losses, expenses, damages, obligations, deficiencies, or liabilities of any kind, including with limitation, costs of investigation, interest, penalties, reasonable attorneys' fees, and any and all costs, expenses, and fees incident to any suit, action or proceeding, incurred or sustained by Buyer which arise out of, result from or are related to the breach by Seller of any representation, warranty or covenant contained in this Agreement or in any other instrument or document executed and delivered by Seller in connection with this Agreement.

     9.2 Buyer shall indemnify and hold Seller harmless for, from and against any and all claims, losses, expenses, damages, obligations, deficiencies, or liabilities of any kind, including without limitation costs of investigation, interest, penalties, reasonable attorneys' fees, and any and all costs, expenses, and fees incident to any suit, action or proceeding, incurred or sustained by Buyer which arise out of, result from or are related to (a) the breach by Buyer of any representation, warranty or covenant contained in this Agreement or in any other instrument or document executed and delivered by Buyer in connection with this Agreement or (b) any liability arising out of the business of the Company after December 10, 2003 that was not caused by Seller's unauthorized conduct after that date.

ARTICLE 10. MISCELLANEOUS PROVISIONS

     10.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     To Seller:        MedCrew, LLC
                       4041 North Central Avenue, Suite 110
                       Phoenix, Arizona 85012
                       Attn: John H. Ashton, Manager
                       Telephone:
                       Facsimile:

     With a copy to:   Alan K. Hyde, Esq.
                       Holm Wright Hyde & Hays PLC 10429
                       South 51st Street, Suite 285
                       Phoenix, AZ 85044
                       Fax: 480-961-0818

     To Buyer:         MedAire, Inc.
                       80 East Rio Salado Parkway, Suite 610
                       Tempe, Arizona 85281
                       Attn: Joan Garrett
                       Facsimile: 480.333.3592

     With a copy to:   MedAire, Inc.

                       Attn: Jeffrey Frankel
                       80 East Rio Salado Parkway, Suite 610
                       Tempe, Arizona 85281
                       Facsimile: 480.333.3592

     To Company:       MedSpace, Inc.
                       80 East Rio Salado Parkway, Suite 610
                       Tempe, Arizona 85281
                       Attn: Kjell Andreassen
                       Facsimile: 480.333.3592

     With a copy to:   MedSpace, Inc.
                       Attn: Jeffrey Frankel
                       80 East Rio Salado Parkway, Suite 610
                       Tempe, Arizona 85281
                       Facsimile: 480.333.3592

Any Party may change its address for purposes of this paragraph by giving the other Parties written notice of the new address in the manner set forth above.

     10.2 Governing Law and Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Arizona as applied to contracts that are executed and performed entirely in Arizona.

     10.3 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Effective Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the Party or Parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

     10.4 Attorneys' Fees. In the event of any dispute that is the subject of Arbitration, the Arbitrator shall have the power to award attorneys' fees and costs. Moreover, to the extent either Party can establish under Arizona law that the other Party has pursued Arbitration without substantial justification as set forth in A.R.S. Section 12-349, then the prevailing Party may be awarded double its attorneys' fees and costs by the Arbitrator in addition to all other damages, if any.

     10.5 Additional Acts or Documentation. Seller and Buyer shall make, execute and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Agreement.


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

ARTICLE 11. FORM OF AGREEMENT

     11.1 Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

     11.2 Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter contained in it and supersedes all prior agreements, representations and understandings of the Parties, except for the indemnification obligations of Company, if any, under the Professional Services Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver. This clause does not constitute a waiver by any Party of the indemnity obligations of the Professional Services Agreement.

     11.3 Counterpart Copies. This Agreement may be executed simultaneously in one or more counterparts, and/or facsimile signatures followed by originals, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK


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

     IN WITNESS WHEREOF, the Parties to this Agreement have duly executed the Agreement as set forth below.

BUYER:                                  MEDAIRE, INC., a Nevada corporation


                                        By: /s/ Kjell Andreassen
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


COMPANY:                                MEDSPACE, INC., an Arizona corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


SELLER:                                 MEDCREW, LLC, an Arizona limited
                                        liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


MEMBERS:

                                        /s/ John Ashton
                                        ----------------------------------------
                                        John Ashton

                                        /s/ Marc Ashton
                                        ----------------------------------------
                                        Marc Ashton

                                        /s/ Michael Tiffany
                                        ----------------------------------------
                                        Michael Tiffany

                                        /s/ Thomas Worthington
                                        ----------------------------------------
                                        Thomas Worthington


                                       12